As filed with the Securities and Exchange Commission on May 19, 2016	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________

FORM S‑8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
THE DAVEY TREE EXPERT COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0176110
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of Principal Executive Offices, Including Zip Code)

The Davey 401KSOP and ESOP (January 1, 2010 Restatement)
(Full Title of the Plan)

Joseph R. Paul
Executive Vice President, Chief Financial Officer and Secretary
The Davey Tree Expert Company
1500 North Mantua Street, P.O. Box 5193
Kent, Ohio 44240-5193
(330) 673-9511
_______________________________________________________________________
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Shares, $1.00 par value	400,000	$32.70	$13,080,000	$1,317.16

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)
This Registration Statement is being filed to register 400,000 additional Common Shares, $1.00 par value per share (“Common Shares”), to be offered pursuant to The Davey 401KSOP and ESOP (January 1, 2010 Restatement) (the “Plan”). This Registration Statement shall also cover any additional Common Shares that may become issuable under the Plan by reason of any stock dividend, stock split, reorganization, merger, consolidation or reorganization of or by The Davey Tree Expert Company (the “Registrant”) that results in an increase in the number of the Registrant’s outstanding Common Shares or Common Shares issuable pursuant to the Plan.

(3)
Pursuant to Rule 457(h)(1) under the Securities Act, based upon the book value of the Common Shares of the Registrant computed as of the last practicable date prior to the date of filing this Registration Statement.

Pursuant to Instruction E to Form S-8, the information contained in Registration Statement No. 333-24155, Registration Statement No. 333-172738 (as amended by Post-Effective Amendment No. 1), Registration Statement No. 333-187205 and Registration Statement No. 333-203865 is hereby incorporated by reference into this Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference. All reports and other documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering or the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents:

1.	The Registrant’s Annual Report on Form 10-K for the Registrant’s fiscal year ended December 31, 2015;

2.	The Registrant’s Quarterly Report on Form 10-Q for the Registrant’s quarter ended April 2, 2016;

3.
The Registrant’s Current Reports on Form 8-K filed with the Commission on March 10, 2016 (which was accepted by the Commission for filing at 1:11 P.M., Eastern Time, on March 10, 2016), March 10, 2016 (which was accepted by the Commission for filing at 1:33 P.M., Eastern Time, on March 10, 2016), May 11, 2016, and May 18, 2016;

4.	The Davey 401KSOP and ESOP’s Annual Report on Form 11-K for the year ended December 31, 2014; and,

5.
The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statements filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index and are incorporated herein by reference.

Pursuant to Item 8(a) of Form S-8, an opinion of counsel as to the legality of the securities being registered under this Registration Statement is required only with respect to original issuance securities. The securities being registered under this Registration Statement are not original issuance securities.

The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS as necessary in order to qualify the Plan under Section 401 of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Ohio, on the 19th day of May 2016.

THE DAVEY TREE EXPERT COMPANY
By:	/s/Joseph R. Paul
Joseph R. Paul, Executive Vice President,
Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title

/s/Donald C. Brown*	Director
Donald C. Brown

/s/Patrick M. Covey*	Director, President and Chief Operating Officer
Patrick M. Covey

/s/J. Dawson Cunningham*	Director
J. Dawson Cunningham

/s/William J. Ginn*	Director
William J. Ginn

/s/Douglas K. Hall*	Director
Douglas K. Hall

/s/Sandra W. Harbrecht*	Director
Sandra W. Harbrecht

/s/John E. Warfel*	Director
John E. Warfel

/s/Karl J. Warnke*	Director, Chairman, and Chief Executive Officer
Karl J. Warnke	(Principal Executive Officer)

/s/Joseph R. Paul	Executive Vice President, Chief Financial Officer and Secretary
Joseph R. Paul	(Principal Financial Officer)

/s/Nicholas R. Sucic*	Vice President and Controller
Nicholas R. Sucic	(Principal Accounting Officer)

*By:	/s/ Joseph R. Paul
Joseph R. Paul
Attorney-In-Fact
May 19, 2016

Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Ohio, on the 19th day of May 2016.

THE DAVEY 401KSOP AND ESOP

By:	The Davey Tree Expert Company, the Plan Administrator
	By:	/s/Joseph R. Paul
Joseph R. Paul, Executive Vice President,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	2003 Amended Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2003).

4.2	Certificate of Amendment to the 2003 Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015).

4.3	1987 Amended and Restated Regulations of The Davey Tree Expert Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006).

4.4	The Davey 401KSOP and ESOP (January 1, 2010 Restatement) (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on March 11, 2011).

23.1	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney.

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Davey 401KSOP and ESOP of The Davey Tree Expert Company of our reports (a) dated March 9, 2016, with respect to the consolidated financial statements of The Davey Tree Expert Company, and the effectiveness of internal control over financial reporting of The Davey Tree Expert Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2015, and (b) dated June 10, 2015, with respect to the financial statements and schedule of The Davey 401KSOP and ESOP included in the Plan’s Annual Report (Form 11-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Akron, Ohio
May 19, 2016

EXHIBIT 24.1

THE DAVEY TREE EXPERT COMPANY
POWER OF ATTORNEY
FORM S-8

Each person whose name is signed hereto has made, constituted, and appointed, and by these presents does hereby make, constitute, and appoint Joseph R. Paul, Executive Vice President, Chief Financial Officer and Secretary of The Davey Tree Expert Company, his or her true and lawful attorney, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead to affix, as attorney‑in‑fact, his or her signature as director or officer or both, as the case may be, of The Davey Tree Expert Company, an Ohio corporation (the “Company”), to any and all registration statements on Form S-8 and amendments thereto, including post-effective amendments and any subsequent registration statements pursuant to Rule 462 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission with respect to Common Shares of the Company issuable or issued in connection with The Davey 401KSOP and ESOP, giving and granting unto each such attorney‑in‑fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he might or could do if personally present, hereby ratifying and confirming all that each such attorney‑in‑fact shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 19th day of May 2016.

/s/Donald C. Brown	/s/Douglas K. Hall
Donald C. Brown, Director	Douglas K. Hall, Director

/s/Patrick M. Covey	/s/Sandra W. Harbrecht
Patrick M. Covey, Director, President and Chief Operating Officer	Sandra W. Harbrecht, Director

/s/J. Dawson Cunningham	/s/John E. Warfel
J. Dawson Cunningham, Director	John E. Warfel, Director

/s/William J. Ginn	/s/Karl J. Warnke
William J. Ginn, Director	Karl J. Warnke, Director, Chairman and Chief Executive Officer

/s/Nicholas R. Sucic
Nicholas R. Sucic, Vice President and Controller